November 13, 2001

FOR IMMEDIATE RELEASE	Contact:	Larry D. Hartwig, President/CEO (530) 674-6025

California Independent Bancorp Announces Stock Repurchase Plan

Yuba City, California... California Independent Bancorp (NASDAQ: CIBN), parent company of Feather River State Bank, announced today that its Board of Directors approved a plan to repurchase, as conditions warrant, up to 5% of the Company's common stock on the open market. The duration of the plan is open-ended and the timing of purchases is dependent upon market conditions.

Larry Hartwig, President and CEO commented, "We believe that a stock repurchase plan is an appropriate strategy to optimize the Company's use of its equity capital—and is an integral part of our objective to increase shareholder value".

California Independent Bancorp and its subsidiary, Feather River State Bank with $307.2 million in assets as of September 30, 2001, engages in a broad range of financial services activities. Its primary market is located in the northern portion of the Sacramento Valley, with a total of nine branches positioned in five counties. In addition, the Bank operates loan production offices at its Yuba City, Woodland and Roseville branch locations emphasizing commercial real estate, residential construction, agribusiness, consumer and commercial lending.

Forward-looking statements—The Private Securities Litigation Reform Act of 1995:

Certain statements contained in this release are forward-looking statements that are subject to risk and uncertainty. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. A number of factors—many of which are beyond the Company's control—could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2000, and Form 10-Q for the quarter ended September 30, 2001, describe some of these factors, including certain credit, market, operational, liquidity, interest rate, and the residual effects, if any, of Year 2000 risks associated with the Company's business and operations. Other factors described in the Company's Form 10-K for the year ended December 31, 2000, and Form 10-Q for the quarter ended September 30, 2001, include changes in business and economic conditions, competition, fiscal and monetary policies, and legislation. There are other factors besides these that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements or otherwise affect in the future the Company's business, results of operations and financial condition.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update such statements in light of new information or future events.